Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2017

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2017.

Revenues from Operations for the three months ended July 31, 2017 were $4,989,145 compared to revenues of $4,731,048 in the comparable 2016 three-month period, while revenues from Operations for the twelve months ended July 31, 2017 were $19,549,387 compared to revenues of $18,582,854 in the comparable 2016 twelve-month period.

Net income for the three months ended July 31, 2017 was $533,718, or $.27 per share, compared to net income of $442,268, or $.22 per share, in the comparable 2016 three-month period.

Net income for the twelve months ended July 31, 2017 was $1,925,539, or $.96 per share, compared to net income of $1,517,760, or $.75 per share, in the comparable 2016 twelve-month period.

*       *       *

Dated: October 4, 2017